Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011)	Subject to Completion Preliminary Pricing Supplement dated April 13, 2012	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

Barclays Investor Solutions

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SuperTrackSM Notes due June 28, 2013 Linked to Common Stock of Apple Inc.

The Notes are linked to the performance of the common stock of Apple Inc. (the “Reference Asset”) (Bloomberg ticker symbol “AAPL UQ <Equity>”) The Notes allow investors to participate on a leveraged basis in increases (if any) in the price of the Reference Asset from its Initial Price, subject to the Maximum Return. If the Final Price of the Reference Asset is greater than the Initial Price, investors will receive at maturity (subject to issuer credit risk) a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Reference Asset Return times the Upside Leverage Factor. If the Final Price of the Reference Asset is equal to or less than the Initial Price but greater than or equal to the Barrier Price, investors will receive (subject to issuer credit risk) the principal amount of their Notes at maturity. If the Final Price of the Reference Asset is less than the Barrier Price, investors will be fully exposed to the decline of the Reference Asset from the Initial Price to the Final Price and may lose some or all of their investment in the Notes.

Terms and Conditions Issuer Barclays Bank PLC Issue Date April 30, 2012 Initial Valuation Date April 25, 2012 Final Valuation Date* June 25, 2013 Maturity Date* June 28, 2013 Reference Asset Apple Inc. (Bloomberg ticker symbol “AAPL UQ <Equity>”) Denominations $1,000 and integral multiples of $1,000 in excess thereof Maximum Return [24.00% - 28.00%]** Barrier Price 80.00% of the Initial Price, rounded to the nearest cent Upside Leverage Factor 3.00 Reference Asset Return Final Price – Initial Price

* Subject to postponement in the event of a market disruption event, as described in this preliminary pricing supplement.

** The actual Maximum Return will be set on the Initial Valuation Date and will not be less than 24.00%.

Investing in these Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the accompanying prospectus supplement and “Selected Risk Considerations” in this preliminary pricing supplement.

Payoff Diagram***

*** The blue solid line in the graph above represents the return on investment of the Notes, while the orange dotted line represents the return on a direct investment in the Reference Asset (excluding dividends or other distributions).

Hypothetical Examples****

Reference Asset Return Payment at Maturity**** Total Return Reference Asset Return Payment at Maturity**** Total Return

50.00% $1,240.00 24.00% -10.00% $1,000.00 0.00%

40.00% $1,240.00 24.00% -20.00% $1,000.00 0.00%

30.00% $1,240.00 24.00% -30.00% $700.00 -30.00%

20.00% $1,240.00 24.00% -40.00% $600.00 -40.00%

10.00% $1,240.00 24.00% -50.00% $500.00 -50.00%

8.00% $1,240.00 24.00% -60.00% $400.00 -60.00%

5.00% $1,150.00 15.00% -70.00% $300.00 -70.00%

2.50% $1,075.00 7.50% -80.00% $200.00 -80.00%

0.00% $1,000.00 0.00% -90.00% $100.00 -90.00%

-5.00% $1,000.00 0.00% -100.00% $0.00 -100.00%

*** These hypothetical examples assume a Maximum Return of 24.00% and are based on a number of other assumptions, as set forth on page PPS-3 of this preliminary pricing supplement. These examples are included for illustrative purposes only.

**** Per $1,000 principal amount Note

$[—] Super TrackSM Notes due June 28, 2013 Linked to the Common Stock of Apple Inc. Global Medium-Term Notes, Series A, No. E-7259

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	April 25, 2012

Issue Date:	April 30, 2012

Final Valuation Date:	June 25, 2013*

Maturity Date:	June 28, 2013**

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	Common Stock of Apple Inc. (Bloomberg ticker symbol “AAPL UQ <Equity>”)

Maximum Return:	[24.00% - 28.00%]*** *** The actual Maximum Return will be set on the Initial Valuation Date and will not be less than 24.00%.

Upside Leverage Factor:	3.00

Payment at Maturity:

•        If the Final Price is greater than the Initial Price, you will receive a cash payment at maturity (subject to our credit risk) per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Reference Asset Return times the Upside Leverage Factor, subject to the Maximum Return on the Notes. For example, assuming that the Maximum Return is set at 24.00% on the Initial Valuation Date, if the Reference Asset Return is 8.00% or more, you will receive the Maximum Return on the Notes of 24.00%, which entitles you to the maximum total payment of $1,240.00 for every $1,000 principal amount Note that you hold.

Accordingly, if the Final Price is greater than the Initial Price, your payment per $1,000 principal amount Note will be calculated as follows, subject to the Maximum Return:

$1,000 + [$1,000 × Reference Asset Return × Upside Leverage Factor]

•        If the Final Price is less than or equal to the Initial Price but greater than or equal to the Barrier Price, you will receive a cash payment at maturity (subject to our credit risk) of $1,000 per $1,000 principal amount Note that you hold.

•        If the Final Price is less than the Barrier Price, you will receive a cash payment at maturity (subject to our credit risk) per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Reference Asset Return, calculated as follows:

$1,000 + [$1,000 × Reference Asset Return]

If the Final Price of the Reference Asset is less than the Barrier Price, your Notes will be fully exposed to any decline from the Initial Price to the Final Price and you will lose some or all of your investment in the Notes. Any payment on the Notes, including any principal protection feature, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Reference Asset Return:	The performance of the Reference Asset from the Initial Price to the Final Price, calculated as follows: Final Price – Initial Price Initial Price

Initial Price:	[—], the Closing Price of the Reference Asset on the Initial Valuation Date.

Final Price:	The Closing Price of the Reference Asset on the Final Valuation Date.

Barrier Price:	[—], which is 80.00% of the Initial Price, rounded to the nearest cent.

Closing Price:

With respect to the Reference Asset on a valuation date, the official closing price per share of the Reference Asset as displayed on Bloomberg Professional® service page “AAPL UQ <Equity>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price per share of the Reference Asset will be based on the alternate calculation as described in “Reference Assets—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738K3S8 / US06738K3S87

*	Subject to postponement in the event of a market disruption event, as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.
**	Subject to postponement in the event of a market disruption event as described under “Terms of the Notes—Maturity Date”, “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-4 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	[—]%	[—]%
Total	$	$	$

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [—]% of the principal amount of the Notes, or $[—] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis. Note that, for purposes of the hypothetical total returns set forth below, we are assuming an Initial Price of $622.56, a Maximum Return of 24.00% and the Upside Leverage Factor of 3.00. These examples do not take into account any tax consequences from investing in the Notes.

Final Price ($)	Reference Asset Return	Payment at Maturity*	Total Return
1,245.12	100.00%	$1,240.00	24.00%
1,182.86	90.00%	$1,240.00	24.00%
1,120.61	80.00%	$1,240.00	24.00%
1,058.35	70.00%	$1,240.00	24.00%
996.10	60.00%	$1,240.00	24.00%
933.84	50.00%	$1,240.00	24.00%
871.58	40.00%	$1,240.00	24.00%
809.33	30.00%	$1,240.00	24.00%
747.07	20.00%	$1,240.00	24.00%
684.82	10.00%	$1,240.00	24.00%
672.36	8.00%	$1,240.00	24.00%
653.69	5.00%	$1,150.00	15.00%
638.06	2.50%	$1,075.00	7.50%
622.56	0.00%	$1,000.00	0.00%
591.43	-5.00%	$1,000.00	0.00%
560.30	-10.00%	$1,000.00	0.00%
529.18	-15.00%	$1,000.00	0.00%
498.05	-20.00%	$1,000.00	0.00%
435.79	-30.00%	$700.00	-30.00%
373.54	-40.00%	$600.00	-40.00%
311.28	-50.00%	$500.00	-50.00%
249.02	-60.00%	$400.00	-60.00%
186.77	-70.00%	$300.00	-70.00%
124.51	-80.00%	$200.00	-80.00%
62.26	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

*	per $1,000 principal amount Note

PPS-2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Reference Asset increases from an Initial Price of $622.56 to a Final Price of $653.59.

Because the Reference Asset Return of 5.00% multiplied by the Upside Leverage Factor of 3.00 does not exceed the Maximum Return of 24.00%, the investor receives a payment at maturity of $1,150.00 per $1,000.00 principal amount Note calculated as follows:

$1,000 + [$1,000 × Reference Asset Return × Upside Leverage Factor]

$1,000 + [$1,000 × 5.00% × 3.00] = $1,150.00

The total return on the investment of the Notes is 15.00%.

Example 2: The price of the Reference Asset increases from an Initial Price of $622.56 to a Final Price of $684.82.

Because the Reference Asset Return of 10.00% multiplied by the Upside Leverage Factor of 3.00 exceeds the Maximum Return of 24.00%, the investor receives a payment at maturity of $1,240.00 per $1,000.00 principal amount Note, the maximum possible payment on the Notes.

The total return on the investment of the Notes is 24.00%.

Example 3: The price of the Reference Asset decreases from an Initial Price of $622.56 to a Final Price of $560.30.

Because the Final Price is less than the Initial Price but is not less than the Barrier Price, the investor receives a payment at maturity of $1,000.00 per $1,000.00 principal amount Note.

The total return on the investment of the Notes is 0.00%.

Example 4: The price of the Reference Asset decreases from an Initial Price of $622.56 to a Final Price of $435.79.

Because the Final Price is less than the Barrier Price, the Notes will be fully exposed to the decline in the price of the Reference Asset from the Initial Price to the Final Price. In this case, because the Reference Asset Return is -30.00%, the investor receives a payment at maturity of $700.00 per $1,000.00 principal amount Note, calculated as follows:

$1,000 + [$1,000 × Reference Asset Return]

$1,000 + [$1,000 × -30.00%] = $700.00

The total return on the investment of the Notes is -30.00%.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The Final Valuation Date, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event with respect to the Reference Asset as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the Reference Asset, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes

PPS-3

as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Reference Asset. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. The Treasury Department has issued proposed regulations under Section 871 of the Internal Revenue Code which could ultimately require us to treat all or a portion of any payment in respect of your Notes as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certifications prior to, or upon the sale or maturity of the Notes in order to avoid or minimize withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Notes when these regulations are finalized.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Asset. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

PPS-4

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in Significant Loss; If the Final Price is Below the Barrier Price, You Will Lose Some or All of the Principal Amount of Your Notes Notes—The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Reference Asset Return is positive or negative. If the Reference Asset Return is less than -20.00% (and, accordingly, the Final Price is less than the Barrier Price), the Notes will be fully exposed to the decline of the Reference Asset from the Initial Price to the Final Price and you will lose some or all of the principal amount of your Notes.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Any Positive Return on the Notes Will Not Exceed the Maximum Return—If the Reference Asset Return is greater than 0%, for each $1,000 principal amount Note, you will receive at maturity $1,000 plus an additional amount that will not exceed the Maximum Return multiplied by $1,000. The Maximum Return will be set on the Initial Valuation Date and will not be less than 24.00%. Assuming that the Maximum Return is set at 24.00% on the Initial Valuation Date, the maximum possible payment that you may receive on your Notes at maturity will be $1,240.00 per $1,000 principal amount Note that you hold.

•

No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive any periodical interest payments under the Notes, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of shares of the Reference Asset would have.

•

The Payment at Maturity of Your Notes is Not Based on the Price Per Share of the Reference Asset at Any Time Other than the Closing Price on the Final Valuation Date—The Final Price of the Reference Asset will be based solely on the Closing Price on the Final Valuation Date. Therefore, if the price per share of the Reference Asset drops precipitously on the Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the price of the Reference Asset prior to such drop.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the price of the Reference Asset on any day and the factors set forth above, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Reference Asset;

•	the time to maturity of the Notes;

PPS-5

•	the dividend rate on the Reference Asset;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Description of the Common Stock of Apple Inc.

According to publicly available information, Apple Inc. and its subsidiaries (collectively, the “Company”) design, manufacture and market mobile communication and media devices, personal computers, and portable digital music players, and sell a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. The Company sells its products through its retail and online stores, as well as through its direct sales force and third-party cellular network carries, wholesalers and retailers.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030, or its CIK Code: 0000320193. The Reference Asset is listed on NASDAQ under the ticker symbol “AAPL”.

You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the linked share can be located by reference to the linked share SEC file number specified below.

The summary information above regarding the company issuing the Reference Asset comes from the issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the linked share with the SEC. You are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

PPS-6

Historical Performance of the Common Stock of Apple Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$97.80	$81.90	$92.91
June 30, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 30, 2010	$279.00	$199.35	$251.53
September 30, 2010	$294.73	$235.56	$283.75
December 31, 2010	$326.65	$277.77	$322.56
March 31, 2011	$364.90	$324.88	$348.45
June 30, 2011	$355.00	$310.65	$335.67
September 30, 2011	$422.85	$334.22	$381.18
December 31, 2011	$426.69	$354.27	$405.00
March 31, 2012	$621.42	$409.00	$599.47
April 12, 2012*	$644.00	$600.40	$622.56

*	For the period commencing April 1, 2012 and ending on April 12, 2012

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-7